UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 30, 2011

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

111 Congress Avenue, Suite 400 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 279-7870

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant.

On September 30, 2011, the Company, by authority of its Board of Directors, elected to dismiss Kyle L. Tingle, CPA, LLC (“KYLE L. TINGLE, CPA, LLC”) as its independent registered public accounting firm and engaged Weaver and Tidwell, L.L.P. (“Weaver”) as its independent registered public accounting firm.

The reports of KYLE L. TINGLE, CPA, LLC regarding the Company’s financial statements for fiscal years ended May 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  However, the reports of KYLE L. TINGLE, CPA, LLC, for those fiscal years were qualified with respect to uncertainty as to the Company’s ability to continue as a going concern.  During the years ended May 31, 2011 and 2010 and the period from June 1, 2011 through September 30, 2011, there were no disagreements with KYLE L. TINGLE, CPA, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KYLE L. TINGLE, CPA, LLC, would have caused it to make reference to such disagreements in such reports.

The Company provided KYLE L. TINGLE, CPA, LLC with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested KYLE L. TINGLE, CPA, LLC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of this letter is filed as an exhibit to this report.

Prior to engaging Weaver, the Company did not consult with Weaver regarding the application of accounting principles to any material specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Weaver on the Company’s financial statements, and Weaver did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01             Exhibits

Exhibit
Number	Description of Exhibit

16	Letter from Kyle L. Tingle, CPA, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: October 5, 2011	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Kyle L. Tingle, CPA, LLC